Exhibit 99.1

Adamas Reports Third Quarter 2015 Financial Results

Emeryville, Calif., November 12, 2015  — Adamas Pharmaceuticals, Inc. (Nasdaq: ADMS) today reported financial results for the third quarter of 2015.  The company reported a net loss attributable to common stockholders of $14.9 million, or $0.81 per share, for the quarter ended September 30, 2015.  In the same period last year, the company reported a  net loss attributable to common stockholders of $9.6 million, or $0.57 per share.  Adamas ended the current quarter with $132.6 million in cash, cash equivalents, and available-for-sale securities compared to $158.7 million at December 31, 2014.

“We are advancing our ADS-5102 program, including the Phase 3 studies for the treatment of levodopa-induced dyskinesia (LID) associated with Parkinson’s disease and enrolling patients in the ongoing Phase 2 trial in MS Gait,” stated Gregory T. Went, Ph.D., Chairman and Chief Executive Officer of Adamas.  “With the enrollment of the EASE LID study complete, we look forward to finishing enrollment in EASE LID 3 and announcing top-line results from EASE LID.  It is exciting to be pioneering a therapeutic treatment for LID as there are currently no approved medicines for this debilitating movement disorder.”

Fiscal 2015 Third Quarter and Nine-month Results

For the quarters ended September 30, 2015 and September 30, 2014, Adamas reported total revenue of $0.8 million and $0.2 million, respectively.  Revenues for both periods included reimbursement of expenses associated with Adamas’ collaboration with Forest Laboratories Holdings Limited (“Forest”) and government grants and contracts.  Research and development expenses for the quarter ended September 30, 2015 were $10.0 million, including $0.8 million in stock-based compensation expense, compared to $5.4 million for the quarter ended September 30, 2014, which included $0.6 million in stock-based compensation expense.  The increase in research and development expenses was related to continued investment in the ADS-5102 clinical program.  General and administrative expenses for the quarter ended September 30, 2015 were $5.8 million, including $1.8 million in stock-based compensation expense, compared to $4.4 million for the quarter ended September 30, 2014, which included $1.4 million in stock-based compensation expense.  The increase in general and administrative expenses was due primarily to higher headcount-related costs associated with expansion of the company’s capabilities as a public and pre-commercial company.

For the nine months ended September 30, 2015, the company reported a net loss attributable to common stockholders of $41.1 million, or $2.28 per share.  For the nine months ended September 30, 2014, the company recorded net income attributable to common stockholders of $53,000, or $0.00 per share, during which period Adamas recorded as revenue a $25.0 million development milestone from Forest.  For the nine months ended September 30, 2015 and September 30, 2014, Adamas reported total revenues of $1.4 million and $25.5 million, respectively.  Research and development expenses for the nine months ended September 30, 2015 were $26.2 million, including $2.3 million in stock-based compensation expense, compared to $13.3 million for the nine months ended September 30, 2014, which included $1.7 million in stock-based compensation expense.  General and administrative expenses for the nine months ended September 30, 2015 were $16.6 million, including $4.9 million in stock-based compensation expense, compared to $10.7 million for the nine months ended September 30, 2014, which included $3.2 million in stock-based compensation expense.

For the nine months ended September 30, 2015, Adamas’ $26.1 million net use of cash, cash equivalents and available-for-sale securities was impacted by the company’s payment of $4.7 million in income taxes in the first quarter of 2015.  This was offset by the issuance of shares under the company’s at-the-market (ATM) offering program in June and July, which added $9.7 million in net proceeds to the cash balance reported during this period.

About Adamas Pharmaceuticals

Adamas Pharmaceuticals, Inc. is driven to improve the lives of those affected by chronic disorders of the central nervous system.  The company seeks to achieve this by modifying the pharmacokinetic profiles of approved drugs to create novel therapeutics for use alone and in fixed-dose combination products.  Adamas is currently developing ADS-5102, its lead wholly-owned product candidate, for the treatment of levodopa-induced dyskinesia (LID) associated with Parkinson’s disease and for the treatment of major symptoms associated with multiple sclerosis in patients with walking impairment.  The company’s portfolio also includes Namzaric™ and Namenda XR®, two approved products with Forest Laboratories Holdings Limited, an indirect wholly-owned subsidiary of Allergan plc.  Forest is responsible for marketing both products in the United States under an exclusive license from Adamas. For more information, please visit www.adamaspharma.com.

Namzaric™ is a trademark of Merz Pharma GmbH & Co. KGaA.

Namenda XR® is a registered trademark of Merz Pharma GmbH & Co. KGaA.

Statements contained in this press release regarding matters that are not historical facts are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995, including but not limited to, statements regarding the ongoing development and advancement of ADS-5102, including completion of enrollment of EASE LID 3, announcement of top-line results of EASE LID, and an ongoing clinical trial for MS gait.  Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements.  Words such as “may,” “will,” “expect,” “anticipate,” “estimate,” “intend,” and similar expressions (as well as other words or expressions referencing future events, conditions, or circumstances) are intended to identify forward-looking statements.  For a further description of the risks and uncertainties that could cause actual results to differ from those expressed in forward-looking statements, including risks relating to research and development activities of ADS-5102, including successful or timely completion of clinical trials or enrollment thereof, as well as risks relating to Adamas’ business in general, see Adamas’ Quarterly Report on Form 10-Q filed with the Securities and Exchange Commission on November 12, 2015.

For questions, please contact:

Julie Wood

Corporate Communications & Investor Relations

Adamas Pharmaceuticals, Inc.
Phone: 510-450-3528

— Financial Tables Attached —

Adamas Pharmaceuticals, Inc.

Unaudited Condensed Consolidated Statements of Operations

(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2015	2014	2015	2014

Revenue	$768	$215	$1,392	$25,545
Operating expenses
Research and development	9,960	5,412	26,198	13,343
General and administrative	5,803	4,353	16,568	10,724
Total operating expenses	15,763	9,765	42,766	24,067
Income (loss) from operations	(14,995)	(9,550)	(41,374)	1,478
Interest and other income (expense), net	85	(1)	265	(801)
Income (loss) before income taxes	(14,910)	(9,551)	(41,109)	677
Income tax expense (refund)	(51)	6	3	185
Net income (loss)	$(14,859)	$(9,557)	$(41,112)	$492

Net income (loss) attributable to common stockholders:
Basic	$(14,859)	$(9,557)	$(41,112)	$53
Diluted	$(14,859)	$(9,557)	$(41,112)	$54

Net income (loss) per share attributable to common stockholders:
Basic	$(0.81)	$(0.57)	$(2.28)	$—
Diluted	$(0.81)	$(0.57)	$(2.28)	$—

Weighted average number of shares used in computing net income (loss) attributable to common stockholders:
Basic	18,395	16,787	18,001	13,998
Diluted	18,395	16,787	18,001	16,769

Adamas Pharmaceuticals, Inc.

Unaudited Condensed Consolidated Balance Sheets

(in thousands, except share and per share data)

	September 30,	December 31,
	2015	2014
Assets
Current assets
Cash and cash equivalents	$37,118	$61,446
Available-for-sale securities	66,330	60,912
Accounts receivable	936	524
Prepaid expenses and other current assets	1,070	645
Total current assets	105,454	123,527
Property and equipment, net	2,141	1,228
Available-for-sale securities, non-current	29,145	36,364
Other assets	38	70
Total assets	$136,778	$161,189

Liabilities and stockholders’ equity
Current liabilities
Accounts payable	$2,856	$3,685
Accrued liabilities	7,828	8,595
Other current liabilities	272	265
Total current liabilities	10,956	12,545
Non-current liabilities	1,832	1,570
Total liabilities	12,788	14,115
Commitments and Contingencies
Stockholders’ equity
Common stock, $0.001 par value - 100,000,000 shares authorized, 18,416,369 and 17,551,375 shares issued and outstanding at September 30, 2015 and December 31, 2014, respectively	23	22
Additional paid-in capital	175,406	157,581
Accumulated other comprehensive income (loss)	22	(180)
Accumulated deficit	(51,461)	(10,349)
Total stockholders’ equity	123,990	147,074
Total liabilities and stockholders’ equity	$136,778	$161,189

Adamas Pharmaceuticals, Inc.

Unaudited Condensed Consolidated Statement of Cash Flows

(in thousands)

	Nine Months Ended
	September 30,
	2015	2014

Cash flows from operating activities
Net income (loss)	$(41,112)	$492
Adjustments to reconcile net income (loss) to net cash provided by (used in) operating activities
Depreciation and amortization	306	99
Stock-based compensation	7,205	4,907
Change in preferred stock warrant value	—	983
Net accretion of discounts and amortization of premiums of available-for-sale securities	850	—
Loss on fixed asset disposal	—	80
Changes in assets and liabilities
Accrued interest of available-for-sale securities	(14)	—
Prepaid expenses and other assets	(393)	(1,077)
Accounts receivable	(412)	9
Accounts payable	(834)	936
Accrued liabilities and other liabilities	(469)	811
Net cash provided by (used in) operating activities	(34,873)	7,240
Cash flows from investing activities
Purchases of property and equipment	(1,131)	(194)
Purchases of available-for-sale securities	(32,578)	—
Maturities of available-for-sale securities	33,745	—
Net cash provided by (used in) investing activities	36	(194)
Cash flows from financing activities
Net proceeds from public offerings	9,657	42,632
Proceeds from issuance of common stock upon exercise of stock options	671	250
Proceeds from employee stock purchase plan	181	—
Proceeds from issuance of common and preferred stock upon exercise of warrants	—	1,986
Net cash provided by financing activities	10,509	44,868
Net increase (decrease) in cash and cash equivalents	(24,328)	51,914
Cash and cash equivalents at beginning of period	61,446	85,612
Cash and cash equivalents at end of period	$37,118	$137,526

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